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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  January 10, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


      Delaware                 1-8400                   75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                         (817) 963-1234
                 (Registrant's telephone number)







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Item 5.   Other Events

AMR Corporation (the "Company") is filing herewith a press release issued on January 10, 2001 by the Company as Exhibit 99.1 which is included herein. This press release was issued to announce that American Airlines, Inc., a wholly owned subsidiary of the Company, has agreed (i) to purchase substantially all of the assets of Trans World Airlines Inc., (ii) to acquire certain key strategic US Airways, Inc. assets, and (iii) to acquire a 49 percent stake in, and to enter into an exclusive marketing agreement with, DC Air.

Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1      Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  January 10, 2001

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                                Exhibit 99.1



                              CONTACT:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577


FOR RELEASE:  Wednesday, Jan. 10, 2001


       AMERICAN AIRLINES ANNOUNCES THREE TRANSACTIONS THAT
         DRAMATICALLY INCREASE THE SCOPE OF ITS NETWORK

   American To Buy Substantially All the Assets of Trans World
 Airlines, Key Strategic Assets From United Airlines/US Airways
                And a 49 Percent Stake in DC Air

 TWA To Be Integrated Into American With Continued Hub Operation
   In St. Louis And Continued Opportunities for TWA Employees


  FORT WORTH, Texas - AMR Corporation (NYSE: AMR) and its wholly owned subsidiary, American Airlines Inc., today announced three transactions that dramatically increase the scope, efficiency and desirability of American's domestic network, creating broader customer choice and providing exciting growth and transfer opportunities for American's employees.

o American announced today that it has agreed to purchase substantially all the assets of Trans World Airlines Inc. (AMEX:
  TWA) for approximately $500 million in cash and the assumption of aircraft operating leases. TWA will be integrated into American with continued opportunities for its employees and a continued hub operation in St. Louis. As part of the transaction, American will acquire up to 190 aircraft, 175 gates and 173 slots. The combination with TWA will also provide American with an important new hub in St. Louis, improving its position as an east/west carrier. TWA passengers who are AAdvantage members will soon be able to accrue AAdvantage miles on TWA flights. More details regarding additional frequent flyer benefits will be forthcoming. This transaction, which excludes certain TWA contracts, is contingent on bankruptcy court approval.

o American also announced that it has agreed to acquire certain key strategic US Airways assets, including 14 gates, 36 slots, 66 owned aircraft and an additional 20 leased aircraft, as well as to lease the gates and slots necessary for American to operate half of the northeast Shuttle with United Airlines.
  Under the terms of the agreement, American has agreed to pay $1.2 billion in cash to United Airlines and assume approximately $300 million in aircraft operating leases. The consummation of this transaction is contingent on the closing of the proposed merger between United Airlines and US Airways.


                             -more-

American Airlines Transactions
Jan. 10, 2001
Page 2


o In addition, American has agreed to acquire a 49 percent stake in, and to enter into an exclusive marketing agreement with, DC Air, the first significant new entrant at Ronald Reagan Washington National Airport in over a decade. American has agreed to pay approximately $82 million in cash to DC Air. Under the marketing agreement, DC Air will participate in American's frequent flyer program. American has also agreed to provide to DC Air eleven F100 aircraft in a wet lease arrangement, which means that American personnel will be flying and maintaining American aircraft marketed as DC Air service. American Airlines will also have a right of first refusal on the acquisition of the remaining 51 percent of DC Air.

"These are strategic and exciting transactions for American Airlines - for our employees, our customers and our shareholders," said Donald J. Carty, chairman and CEO of American Airlines. "These transactions dramatically increase the scope, efficiency and desirability of American's network, creating broader customer choice and providing exciting growth and transfer opportunities for our employees.

"Our acquisition of TWA provides continued opportunity for its employees and a continued hub operation in St. Louis," continued
Carty.   "Over the last several years, Bill Compton, TWA"s
president and CEO, and his management team have done a tremendous job of improving the operations of the airline, especially in
modernizing its fleet.   The result is a perfect fit with
American. The addition of TWA will not only give us an important new hub in St. Louis for the multi-directional flow of traffic but also significantly improve our position as an east/west carrier. American is also uniquely positioned to fully utilize TWA's excess maintenance capacity, which will enhance our operations and allow us to better serve our customers.

"The United/US Airways transaction will bring to American a large number of valuable gates and slots in key business travel markets. In addition, from an industry standpoint, the transaction will redistribute capacity by putting it into the hands of an airline that can more efficiently and extensively utilize it. Also, by jointly operating the Shuttle and aligning ourselves with DC Air, we can generate a level of customer loyalty and achieve a level of growth for American Airlines, American Eagle and DC Air that would otherwise take years to achieve. We are also extremely pleased to be joining forces with Bob Johnson, who has a proven track record of building successful businesses," Carty said.

"From an employee, operating and financial standpoint, these three deals -- both individually and taken together -- make tremendous sense," Carty said. "The resulting growth will create an enormous number of new job and transfer opportunities across virtually every work group at American and allow our employees to serve an ever-increasing share of the valuable business travel market."



                             -more-
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American Airlines Transactions
Jan. 10, 2001
Page 3


As announced separately, TWA and certain operating subsidiaries have voluntarily filed petitions in the U.S. District Court in Wilmington, Delaware for protection under Chapter 11 of the U.S. Bankruptcy code. In conjunction with the Chapter 11 filing, American will provide TWA with $200 million in debtor-in-possession financing to ensure TWA's ability to maintain its operations throughout the completion of this transaction.

Specifically, as part of its transaction with TWA, American will acquire:

  o    173 jet and commuter slots, including 84 at JFK, 51 at New
     York LaGuardia Airport and 33 at Ronald Reagan Washington
     National Airport.

  o 175 gates, including 57 at St. Louis, 17 at JFK and four at New York LaGuardia Airport. Also included are airport holding areas and terminal facilities to support the acquired gates.

  o    Up to 190 aircraft, including approximately 100 MD-80s, 30
     DC-9s, 25 Boeing 757s, 15 Boeing 717s and 10 Boeing 767s.

  o    Significant maintenance facilities at Kansas City
     International Airport, Los Angeles International Airport and St. Louis International Airport.

From United/US Airways, American will:

o    Acquire 36 jet and commuter slots at New York LaGuardia
  Airport.

o Acquire five gates at New York LaGuardia, three gates at Ronald Reagan Washington National Airport, three gates at Boston Logan International Airport, and one gate each at Newark International Airport, Philadelphia International Airport and Atlanta Hartsfield International Airport. Also included are airport holding areas and terminal facilities to support the acquired gates.

  o Lease sufficient additional gates and slots necessary to operate 50 percent of the departures of the US Airways Shuttle, which includes Boston-New York, New York-Washington DC, and
     Boston-Washington DC.

  o Acquire up to 86 aircraft, consisting of 66 acquired outright and the leases of an additional 20, all of which are complementary to American's current fleet, including 34 B757-200s, 12 MD82s and 40 F100s, as well as spare engines, parts, inventory and other equipment necessary to support the aircraft. The transaction contemplates that a number of US Airways pilots sufficient to operate approximately 40 percent of the aircraft would join American Airlines, with the additional capacity being filled by existing American pilots and through the creation of new jobs. Should fewer pilots join American Airlines, United may elect to retain a commensurate number of B757-200s.


                             -more-
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American Airlines Transactions
Jan. 10, 2001
Page 4


In addition, to ensure competition on United/US Airways hub-to-hub routes, American Airlines will guarantee that the following routes will be served by at least two roundtrips a day for the next 10 years: Philadelphia-Los Angeles, Philadelphia-San Jose, Philadelphia-Denver, Charlotte-Chicago (O'Hare), and Washington DC-Pittsburgh.

All three transactions are conditioned on customary approvals.


Financial Community Presentation/Conference Call:

A financial community presentation, which will discuss the transactions described in this press release is scheduled for today, Wednesday, January 10 at 9:00 am (EST). To participate by telephone, please call 800-230-1085. International callers should dial 612-332-0632 or 612-332-0342 or 612-288-0337 or 612-
288-0340.  To listen via the Internet, go to www.vcall.com.


Press Conference Call Information:

A press conference call is scheduled for today, Wednesday, January 10 at 10:00 am (EST). To participate in this call, please dial 1-800-611-1148. International callers should dial 612-332-0802 or 612-332-0725 or 612-332-0718. To listen via the
Internet, go to www.vcall.com.


Rebroadcast Information:

Rebroadcasts of the conference calls will be available for seven days. If you would like to listen to a replay of either presentation, please dial 800-475-6701 and enter one of the following codes: 564922 for the financial community presentation, or; 564924 for the press conference. The rebroadcasts will also be available on the Internet at www.vcall.com.


American Airlines, Inc.

American Airlines and its regional airline affiliate, American Eagle, together serve more than 240 cities in 49 countries and operate approximately 4,100 daily flights. American Airlines, which traces its beginnings to 1926, today operates a fleet of 720 modern jetliners and employs more than 103,000 people worldwide. American Airlines and American Eagle are both wholly owned by AMR Corp. (NYSE: AMR).

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation


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American Airlines Transactions
Jan. 10, 2001
Page 5


to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this release include statements about future financial and operating results and benefits of the pending transactions described herein. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. In addition to other possible factors not listed, factors that could cause the actual results and benefits of these pending transactions to differ materially from those expressed in forward-looking statements include inability to obtain, or delays in obtaining, the required bankruptcy court and regulatory approvals; inability to successfully integrate the operations of TWA, the assets to be acquired from United/US Airways, or the northeast Shuttle operations into American's existing operations; inability of American to successfully integrate the workforce of TWA or any United/US Airways pilots to be employed by American into American's present workforce; higher than expected acquisition costs for any of the described transactions; actions of competitors, including responses to the pending transactions; and other factors, including but not limited to those discussed in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended December 31, 1999.



                              # # #


American Airlines and AMR Corporation press releases are available on the Internet at www.amrcorp.com/corpcomm.htm